Exhibit 32

Certification of

Chief Executive Officer and Chief Financial Officer

Pursuant to 18 U.S.C. 1350, as Adopted Pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

I, Samuel L. Westover, certify, pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Annual Report on Form 10-K of Sonic Innovations, Inc. for the fiscal year ended December 31, 2008:

(1)	fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and

(2)	that information contained in such Annual Report on Form 10-K fairly presents, in all material respects, the financial condition and results of operations of Sonic Innovations, Inc.

Dated: March 13, 2009

/s/ SAMUEL L. WESTOVER
Chairman and Chief Executive Officer
(Principal Executive Officer)

I, Michael M. Halloran, certify, pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Annual Report on Form 10-K of Sonic Innovations, Inc. for the fiscal year ended December 31, 2008:

(1)	fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and

(2)	that information contained in such Annual Report on Form 10-K fairly presents, in all material respects, the financial condition and results of operations of Sonic Innovations, Inc.

Dated: March 13, 2009

/s/ MICHAEL M. HALLORAN
Vice President and
Chief Financial Officer
(Principal Financial Officer)